Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267576

LORD ABBETT CREDIT OPPORTUNITIES FUND

LORD ABBETT FLOATING RATE HIGH INCOME FUND

LORD ABBETT SPECIAL SITUATIONS INCOME FUND

Supplement dated June 21, 2024

to the Prospectuses and Statements of Additional Information, as

supplemented to date

Effective August 1, 2024, the address of the Funds; the principal place of business and address of Lord, Abbett & Co. LLC, the investment adviser to the Funds; the mailing address of each Board Member of the Funds; and the mailing address of each officer of the Funds, the Secretary of the Funds, and Lord Abbett Distributor LLC, the Funds’ distributor, is:

30 Hudson Street, Jersey City, NJ 07302-3973.

Accordingly, effective on that date, all references to “90 Hudson Street, Jersey City, NJ 07302-3973” in the Funds’ Prospectuses and Statements of Additional Information are hereby replaced with “30 Hudson Street, Jersey City, NJ 07302-3973.”

Capitalized terms used in this Supplement shall, unless otherwise defined herein, have the same meaning as given in the Prospectuses and/or SAIs.

Please retain this document for your future reference.